UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2011

Carrols Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33174	16-1287774
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street, Syracuse, New York		13203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Carrols Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-06553	16-0958146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street, Syracuse, New York		13203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On August 22, 2011, Carrols Corporation (“Carrols”), a wholly owned subsidiary of Carrols Restaurant Group, Inc. (the “Company”), completed the cash tender offer and consent solicitation for any and all of its outstanding 9% Senior Subordinated Notes due 2013 (the “Old Notes”). An aggregate of $118,766,000 of the Old Notes were tendered pursuant to the tender offer and consent solicitation and were accepted for payment by Carrols. In addition, on August 22, 2011, Carrols irrevocably called for the redemption of $46,234,000 of Old Notes that were not tendered in the tender offer and irrevocably deposited with the trustee for the Old Notes an amount of funds sufficient to redeem such Old Notes. Consequently, on August 22, 2011, each of Carrols and the subsidiary guarantors terminated its obligations under the Old Notes and under the Indenture (the “Indenture”) (other than those obligations which by the terms of the Indenture survive), dated as of December 15, 2004, and amended by the First Supplement to Indenture, dated as of November 29, 2006, the Second Supplement to Indenture, dated as of May 29, 2008, the Third Supplement to Indenture, dated as of May 4, 2011 and the Fourth Supplement to Indenture, dated as of August 5, 2011, by and among Carrols, as issuer, the subsidiary guarantors listed therein, as guarantors, and The Bank of New York Mellon, as trustee, registrar and paying agent, which governed the Old Notes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date:	August 25, 2011

By:	/s/ Paul R. Flanders
Name:	Paul R. Flanders
Title:	Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS CORPORATION

Date:	August 25, 2011

By:	/s/ Paul R. Flanders
Name:	Paul R. Flanders
Title:	Vice President, Chief Financial Officer and Treasurer